Eisner

Eisner LLP
Accountants and Advisors

750 Third Avenue
New York, NY 10017-2703
Tel 212.949.8700 Fax 212.891.4100
www.eisnerllp.com

October 20, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Hudson Holding Corporation

Gentlemen:

We have read Item 4.01 of Form 8-K to be filed on or about October 21, 2008 and are in agreement with the statements contained in the second paragraph of Item 4.01. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

Eisner LLP

Eisner LLP